EXHIBIT 32.1
CERTIFICATION PURSUANT TO RULE 13a-14(b)/RULE 15d-15(b)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
     In connection with the Quarterly Report on Form 10-Q of Analogic Corporation (the “Company”) for the quarter ended October 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John W. Wood Jr., Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: December 12, 2005

/s/ John W. Wood Jr.

John W. Wood Jr.
Chief Executive Officer